      As filed with the Securities and Exchange Commission on May 31, 1996
                                                Registration No. 333-
                                                                     ----------
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Wireless Telecom Group, Inc.
- -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2582295
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                      (I.R.S. Employer Identification No.)

                 E. 49 Midland Avenue, Paramus, New Jersey 07652
- -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1995 Stock Option Plan
- -------------------------------------------------------------------------------
                            (Full title of the Plan)

                                 Eugene Ferrara
                        c/o Wireless Telecom Group, Inc.
                             East 49 Midland Avenue
                            Paramus, New Jersey 07652
- -------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (201) 261-8797
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          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              Robert H. Cohen, Esq.
                                 Bryan Cave LLP
                                 245 Park Avenue
                            New York, New York  10167

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================

                                                        Proposed Maximum  Proposed Maximum
Title of Securities                   Amount            Offering Price    Aggregate         Amount of
to be Registered                      to be Registered  Per Share         Offering Price    Registration Fee
- ------------------------------------  ----------------  ----------------  ----------------  ----------------

Common Stock, $.01 par value             1,000,000         $15.00 <F1>       $15,000,000        $5,172.41
============================================================================================================

<F1>     Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.
         The price shown is the average of the high and low price of the Common Stock as reported on the
         American Stock Exchange on May 29, 1996.

<F2>     This Registration Statement on Form S-8 also covers such additional shares of common stock as may be issuable pursuant to anti-dilution provisions.


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

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Wireless Telecom Group, Inc. (the "Company") on June 1, 1995, registration No. 33-93008, are incorporated by reference into this Registration Statement.


Item 8.  Exhibits.
         ---------

         4       1995 Stock Option Plan.  As previously filed.

         5 Opinion of Bryan Cave LLP, with respect to the legality of the Common Stock to be registered hereunder.

         23(a)   Consent of Lazar, Levine & Company

         23(b)   Consent of Bryan Cave LLP (contained in Exhibit No. 5)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Paramus, State of New Jersey, on the 30th day of May, 1996.

                                      Wireless Telecom Group, Inc.
                                      (Registrant)

                                      By: /s/ Dale Sydnor
                                          -------------------------------------
                                          Dale Sydnor, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Dale Sydnor                                                    May 30, 1996
- -----------------------------------------------------------------
Dale Sydnor, President, CEO, COO and Director
  (Principal Executive Officer)

/s/ Karabet Simonyan                                               May 30, 1996
- -----------------------------------------------------------------
Karabet Simonyan, Chairman of the Board of Directors

/s/ Seymour Kramer                                                 May 30, 1996
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Seymour Kramer, Treasurer and Director
  (Principal Accounting Officer)

/s/ Joanne Simonyan                                                May 30, 1996
- -----------------------------------------------------------------
Joanne Simonyan, Secretary and Director

/s/ Eugene Ferrara                                                 May 30, 1996
- -----------------------------------------------------------------
Eugene Ferrara, Chief Financial Officer
  (Principal Financial Officer)

                                                                   May 30, 1996
- -----------------------------------------------------------------
Saul Panken, Director

                                                                   May 30, 1996
- -----------------------------------------------------------------
Dominick Scaringella, Director

                                                                   May 30, 1996
- -----------------------------------------------------------------
John Wilchek, Director

/s/ Demir Richard Eden                                             May 30, 1996
- -----------------------------------------------------------------
Demir Richard Eden, Director

                                                                   May 30, 1996
- -----------------------------------------------------------------
Franklin H. Blecher, Director

                                INDEX TO EXHIBITS
                          WIRELESS TELECOM GROUP, INC.


Exhibit Number   Description
- --------------   --------------------------------------------------------------

  5 Opinion of Bryan Cave LLP, with respect to the legality of the Common Stock to be registered hereunder

 23(a)           Consent of Lazar, Levine & Company, LLP

 23(b)           Consent of Bryan Cave LLP (contained in Exhibit 5)